Exhibit 99.1

Velocity Financial, Inc. Reports
Third Quarter 2026 Results

Third Quarter Highlights

Financial Results

•
Pretax income of $38.3 million, an increase of 8.2% from $35.4 million for 3Q25. Net income of $26.4 million, an increase of 4.1% from $25.4 million for 3Q25. Diluted EPS of $0.67, an increase of $0.02 from $0.65 per share for 3Q25
•
Core net income of $30.0 million, an increase of 11.5% from $26.9 million for 3Q25. Core diluted EPS of $0.76, an increase from $0.69 per share for 3Q251
•
Diluted book value per common share of $19.23, an increase of $2.92 or 17.9% from $16.31 as of September 30, 2025
•
Portfolio net interest margin (NIM) of 3.78%, an increase of 13 bps from 3.65% for 3Q25
➢
Lower average cost of securitized debt
➢
Consistently strong NIM levels have resulted from rate discipline on new loan production, with weighted average coupon of 10.12% on held for investment (HFI) loans produced in 3Q26

Portfolio

•
Loan production of $911.3 million increased from $739.0 million in 3Q25
➢
Total unit production increased 12.0% compared to 3Q25, with a higher average loan balance of $457 thousand compared to $415 thousand in 3Q25
•
Nonperforming loans (NPL) as a percentage of HFI loans was 10.1%, an increase from 9.8% as of September 30, 2025
•
NPL resolutions totaled $90.0 million in UPB
➢
Net gains of 103.0% or $2.7 million
➢
Total NPL recoveries of 108.2% or $7.4 million of UPB resolved including accrued interest received

Liquidity and Capitalization

•
Completed two securitizations totaling $516.0 million of securities issued
•
Liquidity of $193.4 million, consisting of $86.8 million in unrestricted cash and $106.6 million in available borrowings from unpledged loans
•
Total available warehouse line capacity of $425.4 million

1 Core net income and core diluted EPS are non-GAAP financial measures. Non-GAAP core adjustments include stock-based compensation expenses, costs related to the Company’s employee stock purchase plan and due diligence and advisory fees. See “Non-GAAP Financial Measures” and “Non-GAAP Financial Measure Reconciliations to GAAP Measures” at the end of this press release for more information regarding the use of non-GAAP measures.

Westlake Village, CA – November 4, 2026 – Velocity Financial, Inc. (NYSE: VEL) (“Velocity” or the “Company”), a leader in business purpose loans, reported net income of $26.4 million and core net income of $30.0 million for 3Q26, compared to $25.4 million and $26.9 million, respectively, for 3Q25. Earnings and core earnings per diluted share were $0.67 and $0.76 for 3Q26, compared to $0.65 and $0.69, respectively, for 3Q25.

“Velocity continued to deliver impressive earnings in the third quarter of 2026” said Chris Farrar, President and CEO. “Our third quarter results were driven by our consistent portfolio NIM and strong production volume. Financing demand remained strong during the quarter as evidenced by our expanding pipeline of new applications. We remain confident in Velocity’s long-term growth prospects and our ability to sustain profitable market share growth.”

Operating Results

Key Performance Indicators2

	Three Months Ended September 30,
	2026		2025		Variance	% Variance
	($ in thousands, except per share amounts)
Income before income tax	$38,280		$35,375		$2,905	8.2%
Net income	$26,418		$25,373		$1,045	4.1%
Diluted earnings per share	$0.67		$0.65		$0.02	3.1%
Core income before income tax	$42,552		$37,490		$5,062	13.5%
Core net income	$30,043		$26,937		$3,106	11.5%
Core diluted earnings per share	$0.76		$0.69		$0.07	10.1%
Net interest margin — portfolio related	3.78%	(1)	3.65%	(1)	0.13%	3.4%
Net interest margin — total company	2.97%	(1)	3.25%	(1)	(0.28)%	(8.5)%
Operating expense ratio	29.2%	(2)	27.8%		1.4%	5.0%
Average common equity	$748,670		$623,239		$125,431	20.1%
Pre-tax return on average equity	20.5%	(1)	22.7%	(1)	(2.2)%	(9.9)%
Core pre-tax return on average equity	22.8%	(1)	24.1%	(1)	(1.3)%	(5.1)%

(1) Annualized

(2) Excluding $2.4 million of merger-acquisition-related costs, the operating expense ratio would be 28.1%

Condensed Results of Operations

	Three Months Ended September 30,
	2026		2025	$ Variance	% Variance
	($ in thousands)
Net interest income	$53,510		$49,076	$4,434	9.0%
Provision for credit losses	531		381	150	39.4%
Net interest income after provision	52,979		48,695	4,284	8.8%
Other operating income	49,170		37,077	12,093	32.6%
Net revenue	102,149		85,772	16,377	19.1%
Operating expenses	63,869	(1)	50,397	13,472	26.7%
Income before income taxes	38,280		35,375	2,905	8.2%
Income tax expense	11,061		9,963	1,098	11.0%
Net income	27,219		25,412	1,807	7.1%
Net income attributable to noncontrolling interest	801		39	762	1,953.8%
Net income attributable to Velocity Financial, Inc.	$26,418		$25,373	$1,045	4.1%

(1) Includes $2.4 million of merger-acquisition-related costs

2 Core income before income tax, core net income, core diluted EPS and core pre-tax return on average equity are non-GAAP measures. Please see “Non-GAAP Financial Measures” and “Non-GAAP Financial Measure Reconciliations to GAAP Measures” at the end of this press release.

•
Net interest income after provision for credit losses was $53.0 million, an increase of 8.8% from $48.7 million for 3Q25
➢
Driven by strong portfolio growth and recoveries of interest income from NPLs by our asset management team
•
Other operating income was $49.2 million, an increase from $37.1 million for 3Q25
➢
Driven primarily by higher levels of originations and origination fee income
•
Net revenue was $102.1 million, an increase of 19.1% from $85.8 million for 3Q25
➢
Resulting from continued strong production-driven portfolio net interest income growth and fair value gains
•
Operating expenses totaled $63.9 million, an increase of 26.7% from 3Q25
➢
Compensation expense totaled $29.2 million, compared to $23.3 million for 3Q25, as headcount increased to support future planned growth
➢
Loan servicing expense totaled $9.1 million, compared to $7.7 million for 3Q25, driven by portfolio growth
➢
Real estate owned, net increased to $10.6 million from $7.9 million for 3Q25, primarily due to the increase in REOs combined with lower of cost or market valuation adjustments
➢
Securitization expense decreased to $5.6 million mainly due to lower cost per transaction for two securitizations completed during the quarter, compared to $6.4 million for two securitizations completed during 3Q25
➢
Other operating expenses totaled $9.4 million, compared to $5.0 million for 3Q25, driven primarily by higher merger-acquisition-related costs

Loan Portfolio

	September 30,
	2026	2025	$ Variance	% Variance
	($ in thousands)
Total Loans Outstanding (UPB):
Investor 1-4	$3,335,031	$3,089,325	$245,706	8.0%
Retail	866,181	640,005	226,176	35.3%
Mixed use	801,237	670,470	130,767	19.5%
Office	735,574	504,282	231,292	45.9%
Multifamily	549,783	461,237	88,546	19.2%
Warehouse	545,670	421,276	124,394	29.5%
Other(1)	624,241	488,774	135,467	27.7%
Total loans	$7,457,717	$6,275,369	$1,182,348	18.8%
(1) All other properties individually comprised less than 5.0% of the total unpaid principal balance

	Three Months Ended September 30,
	2026	2025	Variance	% Variance
Key Loan Portfolio Metrics (1):
Loan count	19,481	15,978	3,503	21.9%
Loan-to-value	64.5%	65.5%	(1.0)%	(1.5)%
Coupon	9.75%	9.74%	0.01%	0.1%
Total portfolio yield	9.41%	9.54%	(0.13)%	(1.3)%
Portfolio cost of debt	6.04%	6.27%	(0.23)%	(3.7)%
(1) Weighted averages, except for loan count

•
Total loan portfolio was $7.5 billion in UPB as of September 30, 2026, an increase of 18.8% from $6.3 billion as of September 30, 2025
➢
Driven by healthy growth across all types of collateral securing our loans
➢
Loan prepayments totaled $261.9 million in UPB, an increase of 4.7% from $250.2 million for 2Q26, and 11.5% from $235.0 million for 3Q25
•
UPB of HFI FVO loans was $5.7 billion, or 76.5% of total HFI loans, as of September 30, 2026, an increase from $4.2 billion, or 66.3% of total HFI loans, as of September 30, 2025
•
Weighted average portfolio loan-to-value ratio was 64.5% as of September 30, 2026, down from 65.5% as of September 30, 2025, and consistent with the five-quarter trailing average of 64.5%
•
Weighted average total portfolio yield for 3Q26 was 9.41%, a decrease of 13 bps from 3Q25, primarily driven by higher cash receipts from nonperforming loans in 3Q25
•
Portfolio-related debt cost was 6.04% for 3Q26, a decrease of 23 bps from 3Q25, driven by lower interest rates for securitized debt

Loan Production Volumes

	Three Months Ended September 30,
	2026	2025	$ Variance	% Variance
	($ in thousands)
Originations Including Advances:
Traditional commercial	$422,508	$374,558	$47,950	12.8%
Investor 1-4	318,302	302,327	15,975	5.3%
Government insured multifamily	154,905	25,940	128,965	497.2%
Short-term	15,539	36,131	(20,592)	(57.0)%
Total	$911,254	$738,956	$172,298	23.3%
•
Loan production totaled $911.3 million, including construction loan advances of $7.0 million, an increase from $739.0 million for 3Q25
➢
3Q26 production volume was primarily driven by healthy demand for our government insured multifamily and traditional commercial products
➢
Weighted average coupon on 3Q26 HFI loan production was 10.12%, a decrease of 36 bps from 10.48% for 3Q25 due to the different product mix compared to 3Q25
•
Government insured multifamily loans are originated by our capital-light subsidiary Century Health & Housing Capital and the related GNMA securities are sold to investors for cash gains shortly after closing

Total HFI Portfolio Credit Performance

	Three Months Ended September 30,
	2026	2025	Variance	% Variance
	($ in thousands)
Key Nonperforming Loans Metrics:
Nonperforming loans UPB	$756,534	$614,226	$142,308	23.2%
Total UPB	$7,428,039	$6,273,298	$1,154,741	18.4%
Nonperforming loans UPB / Total UPB	10.1%	9.8%	0.3%	3.1%
•
NPLs totaled $756.5 million in UPB as of September 30, 2026, or 10.1% of total HFI loans, compared to $614.2 million and 9.8% as of September 30, 2025

CECL Portfolio Credit Performance

	Three Months Ended September 30,
	2026		2025		Variance	% Variance
	($ in thousands)
Allowance for Credit Losses:
Beginning balance	$5,102		$4,882		$220	4.5%
Provision for credit losses	531		381		150	39.4%
Charge-offs	(326)		(677)		351	(51.8)%
Ending balance	$5,307		$4,586		$721	15.7%
Total UPB subject to CECL	$1,744,942		$2,111,569		$(366,627)	(17.4)%
Nonperforming loans UPB subject to CECL	$174,647		$259,683		$(85,036)	(32.7)%
Nonperforming loans UPB subject to CECL / Total UPB subject to CECL	10.0%		12.3%		(2.3)%	(18.6)%
Allowance for credit losses / Total UPB subject to CECL	0.30%		0.22%		0.08%	40.0%
Charge-offs / Total UPB subject to CECL	0.07%	(1)	0.13%	(1)	(0.06)%	(41.7)%
(1) Annualized
•
Charge-offs for 3Q26 totaled $0.3 million, compared to $0.7 million for 3Q25
➢
The trailing five-quarter charge-offs average was $1.0 million
•
Credit loss reserve totaled $5.3 million as of September 30, 2026, an increase of 15.7% from $4.6 million as of September 30, 2025
➢
Weighted average life increased resulting from a slower prepayment rate
➢
CECL reserve rate of 0.30% (CECL reserve as % of HFI loans at amortized cost) was higher than the recent five-quarter average rate of 0.26%

Real Estate Owned

	Three Months Ended September 30,
	2026	2025	$ Variance	% Variance
	($ in thousands)
Gain on new REO:
Gain on transfer to REO — amortized cost loans	$1,140	$2,583	$(1,443)	(55.9)%
Valuation gain on transfer to REO — fair value loans	3,653	5,199	(1,546)	(29.7)%
Total gain on new REO	$4,793	$7,782	$(2,989)	(38.4)%

	Three Months Ended September 30,
	2026	2025	$ Variance	% Variance
	($ in thousands)
Gain (loss) on existing REO:
REO valuation loss, net	$(8,693)	$(6,307)	$(2,386)	37.8%
(Loss) gain on sale of REO	(72)	152	(224)	(147.4)%
Total loss on existing REO	$(8,765)	$(6,155)	$(2,610)	42.4%
•
Total gain on new REO decreased to $4.8 million from $7.8 million for 3Q25
•
Total loss on existing REO was $8.8 million, compared to $6.2 million for 3Q25

Nonperforming Loans (NPLs) Resolution

	Three Months Ended September 30, 2026
Total Nonperforming Loans	UPB	Default Interest	Prepayment Penalty	Net Gain	Regular Accrued Interest	Servicing Advances Write-Offs	Total Recovered
	($ in thousands)
Resolved — loans paid off	$33,969	$1,290	$777	$2,067	$2,482	$(313)	$4,236
Resolved — loans paid current	56,079	623	—	623	2,695	(127)	3,191
Total resolutions	$90,048	$1,913	$777	$2,690	$5,177	$(440)	$7,427
Recovery rate				103.0%			108.2%

	Three Months Ended September 30, 2025
Total Nonperforming Loans	UPB	Default Interest	Prepayment Penalty	Net Gain	Regular Accrued Interest	Servicing Advances Write-Offs	Total Recovered
	($ in thousands)
Resolved — loans paid off	$43,596	$1,540	$637	$2,177	$3,789	$(358)	$5,608
Resolved — loans paid current	51,146	460	13	473	2,376	(51)	2,798
Total resolutions	$94,742	$2,000	$650	$2,650	$6,165	$(409)	$8,406
Recovery rate				102.8%			108.9%
•
NPL resolutions totaled $90.0 million in UPB, compared to $94.7 million for 3Q25, and was above the recent five-quarter average of $84.7 million
•
Total NPL recovery rate was 108.2% or $7.4 million of UPB resolved compared to 108.9% or $8.4 million for 3Q25. Total NPL recovery rate was consistent with the recent five-quarter average of 108.2% in UPB resolved

Velocity’s executive management team will host a conference call and webcast on November 4, 2026, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to review Velocity’s 3Q26 financial results.

Investors and Media:

Chris Oltmann

(818) 532-3708

Webcast Information

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of the Velocity Financial Investor Relations website: https://www.velfinance.com/events-and-presentations. To listen to the webcast, please visit Velocity’s website at least 15 minutes before the call to register, download, and install any needed software. An audio replay of the call will also be available on Velocity’s website following the completion of the conference call.

Conference Call Information

To participate by phone, please dial in 15 minutes prior to the start time to allow for wait time to access the conference call. The live conference call will be accessible by dialing 1-646-307-1963 in the U.S. and Canada and for international callers. Callers should use the conference ID/Passcode 5566224 to join the call.

A replay of the call will be available through midnight on November 30, 2026, and can be accessed by dialing 1-800-770-2030 in the U.S and Canada. The passcode for the replay is 5566224. The replay will also be available on the Investor Relations section of the Company's website under "Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages business purpose loans secured by 1-4 unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 22 years.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (GAAP), the Company uses non-GAAP core net income, core income before income tax, core pre-tax return on average equity and core diluted EPS, which are non-GAAP financial measures.

Non-GAAP core net income and non-GAAP core diluted EPS are non-GAAP financial measures that represent our net income (loss) and net income (loss) per diluted share, adjusted to eliminate the effect of certain costs, costs incurred from activities that are not normal recurring operating expenses, and costs associated with acquisitions. To calculate non-GAAP core diluted EPS, we use the weighted average number of shares of common stock outstanding that is used to calculate net income per diluted share under GAAP. Non-GAAP core income before income tax is core net income before deducting income taxes. Non-GAAP core pre-tax return on average equity is core income before income tax divided by our average shareholders’ equity.

We have included non-GAAP core net income, non-GAAP core income before income tax, non-GAAP core pre-tax return on average equity and non-GAAP core diluted EPS because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe that non-GAAP core net income, non-GAAP core income before income tax, non-GAAP core pre-tax return on average equity and non-GAAP core diluted EPS provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain items, some of which we expect to be nonrecurring.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

For more information on Core Net Income, please refer to the section of this press release below titled “Non-GAAP Financial Measure Reconciliations to GAAP Measures” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, prospects, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” ”position,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) changes in federal government fiscal and monetary policies, (2) general economic and real estate market conditions, including the risk of recession, (3) regulatory and/or legislative changes, (4) our customers’ continued interest in loans and doing business with us, (5) market conditions and investor interest in our future securitizations, and (6) geopolitical conflicts.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

Velocity Financial, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	September 30, 2026	December 31, 2025
	(Unaudited)	(Audited)
ASSETS
Cash, cash equivalents, and restricted cash	$109,284	$249,237
Total loans, net	7,690,376	6,758,131
Accrued interest and receivables	196,601	202,477
Real estate owned, net	154,574	118,289
Other assets	98,737	53,379
Total assets	$8,249,572	$7,381,513

LIABILITIES
Secured financing and unsecured senior notes, net	$560,497	$286,679
Securitized debt	6,197,637	5,942,326
Warehouse and repurchase facilities, net	548,157	308,506
Other liabilities	185,555	168,314
Total liabilities	7,491,846	6,705,825

EQUITY
Stockholders' equity	753,298	672,535
Noncontrolling interest in subsidiary	4,428	3,153
Total equity	757,726	675,688
Total liabilities and equity	$8,249,572	$7,381,513

Diluted book value per share	$19.23	$17.19
Diluted shares at period end	39,404	39,297

Velocity Financial, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30, 2026	June 30, 2026		September 30, 2025
Interest income	$169,461	$160,986		$144,119
Interest expense — portfolio related	101,481	97,627		88,899
Net interest income — portfolio related	67,980	63,359		55,220
Interest expense — corporate debt	14,470	14,469		6,144
Net interest income	53,510	48,890		49,076
Provision for credit losses	531	980		381
Net interest income after provision for credit losses	52,979	47,910		48,695
Other operating income
Unrealized gain (loss) on fair value loans	(64,761)	24,483		30,982
Unrealized gain (loss) on fair value securitized debt	87,376	2,297		(9,988)
Origination fee income	10,395	12,154		9,723
Other income	16,160	8,144		6,360
Total other operating income	49,170	47,078		37,077
Operating expenses
Compensation and employee benefits	29,164	25,514		23,300
Loan servicing	9,100	15,685		7,748
Real estate owned, net	10,590	6,723		7,931
Securitization expenses	5,595	4,669		6,433
Other operating expenses	9,420	7,162		4,985
Total operating expenses	63,869	59,753		50,397
Income before income taxes	38,280	35,235		35,375
Income tax expense	11,061	9,501		9,963
Net income	27,219	25,734		25,412
Net income attributable to noncontrolling interest	801	571		39
Net income attributable to Velocity Financial, Inc.	$26,418	$25,163		$25,373
Earnings per common share:
Basic	$0.68	$0.65	(1)	$0.67	(1)
Diluted	$0.67	$0.64		$0.65
Weighted average common shares outstanding:
Basic	38,805	38,730		38,073
Diluted	39,459	39,304		38,800
(1)
Basic earnings per share for the three months ended June 30, 2026 and September 30, 2025 were revised to conform to the current period presentation. The revisions had no effect on net income or diluted earnings per share.

Velocity Financial, Inc.

Net Interest Margin - Portfolio Related and Total Company

($ in thousands)

	Three Months Ended September 30,
	2026			2025
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate (1)	Balance	Expense	Rate (1)
Loan Portfolio:
Loans held for sale	$23,240			$161
Loans held for investment	7,176,478			6,044,116
Total loans	$7,199,718	$169,461	9.41%	$6,044,277	$144,119	9.54%

Debt:
Warehouse facilities	$307,649	$5,742	7.47%	$404,509	$8,277	8.18%
Securitized debt	6,416,495	95,739	5.97%	5,269,788	80,622	6.12%
Total debt — portfolio related	6,724,144	101,481	6.04%	5,674,297	88,899	6.27%
Corporate — Secured debt	75,000	2,004	10.69%	290,000	6,144	8.47%
Corporate — Unsecured debt	500,000	12,466	9.97%	—	—	0.00%
Total debt	$7,299,144	$115,951	6.35%	$5,964,297	$95,043	6.37%

Net interest spread — portfolio related (2)			3.38%			3.27%
Net interest margin — portfolio related			3.78%			3.65%

Net interest spread — total company (3)			3.06%			3.16%
Net interest margin — total company			2.97%			3.25%
(1)
Annualized
(2)
Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt
(3)
Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt

Velocity Financial, Inc.

Non-GAAP Financial Measure Reconciliations to GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2026	2025
Income before income tax	$38,280	$35,375
Equity award & ESPP expenses	2,685	2,154
Potential M&A due diligence	2,388	—
Net income attributable to noncontrolling interest	(801)	(39)
Core income before income tax	$42,552	$37,490

Average common equity	$748,670	$623,239
Pre-tax return on average equity	20.5%	22.7%
Tax effect of equity award & ESPP expenses	1.4%	1.4%
Tax effect of potential M&A due diligence	1.3%	0.0%
Tax effect of net income attributable to noncontrolling interest	(0.4)%	(0.0)%
Core pre-tax return on average equity	22.8%	24.1%

	Three Months Ended September 30,
	2026	2025
Net income	$26,418	$25,373
Equity award & ESPP expenses	1,919	1,564
Potential M&A due diligence	1,706	—
Core net income	$30,043	$26,937

Diluted weighted average common shares outstanding	39,459	38,800
Core diluted earnings per share	$0.76	$0.69